Exhibit 99.1
STONE ENERGY CORPORATION
Acknowledges Proposal for EPL by ATS Inc.
LAFAYETTE, LA. August 28, 2006
     Stone Energy Corporation (NYSE: SGY) was made aware of a proposal from ATS Inc., a wholly-owned subsidiary of Woodside Petroleum Ltd of Australia, in which ATS intends to make a tender offer for Energy Partners, Ltd. (NYSE: EPL). The ATS offer is conditioned on EPL stockholders voting down the current merger agreement with Stone Energy. Stone management and its Board are reviewing and evaluating this announcement from ATS. Stone intends to move forward on the proposed combination with EPL as is contemplated in the merger agreement with EPL.
     Stone and EPL will file definitive materials relating to the transaction with the Securities and Exchange Commission (SEC), including one or more registration statement(s) that contain a prospectus and a joint proxy statement. Investors and security holders of Stone and EPL are urged to read these documents and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about Stone and EPL and the transaction. Investors and security holders may obtain these documents free of charge at the SEC’s website at www.sec.gov. In addition, the documents filed with the SEC by Stone may be obtained free of charge from Stone’s website at www.stoneenergy.com. The documents filed with the SEC by EPL may be obtained free of charge from EPL’s website at www.eplweb.com. Investors and security holders are urged to read the joint proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed acquisition.
     Stone, EPL and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Stone and EPL in connection with the acquisition. Information about the executive officers and directors of Stone and their direct or indirect interests, by security holdings or otherwise, in the acquisition will be set forth in the proxy statement/prospectus relating to the acquisition when it becomes available. Information about the executive officers and directors of EPL and their direct or indirect interests, by security holdings or otherwise, in the acquisition will be set forth in the proxy statement/prospectus relating to the acquisition when it becomes available.
     Stone Energy is an independent oil and natural gas company headquartered in Lafayette, Louisiana, and is engaged in the acquisition and subsequent exploration, development, operation and production of oil and gas properties located in the conventional shelf of the Gulf of Mexico, the deep shelf of the Gulf of Mexico, the deepwater of the Gulf of Mexico, the Rocky Mountain region and the Williston Basin. Stone is also engaged in an exploratory joint venture in Bohai Bay, China. For additional information, contact Kenneth H. Beer, Chief Financial Officer at 337-237-0410-phone, 337-237-0426-fax or via e-mail at CFO@StoneEnergy.com.
     Certain statements in this press release are forward-looking and are based upon Stone’s current belief as to the outcome and timing of future events. All statements, other than statements of historical facts, that address activities that Stone plans, expects, believes, projects, estimates or anticipates will, should or may occur in the future, including future production of oil and gas, future capital expenditures and drilling of wells and future financial or operating results are forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include the timing and extent of changes in commodity prices for oil and gas, operating risks and other risk factors as described in Stone’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, Stone’s actual results and plans could differ materially from those expressed in the forward-looking statements.